UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2019

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		2451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting (the “Annual Meeting”) of Steel Connect, Inc. (the “Company”) was held pursuant to notice at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, NY 10019, on July 24, 2019.

The total number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that voted in person or by proxy at the Annual Meeting was 55,141,528, representing approximately 89.22% of the 61,802,196 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  The total number of shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) that voted on an as-converted basis with Common Stock in person or by proxy at the Annual Meeting was 35,000, representing 100% of the 35,000 shares of Preferred Stock outstanding and entitled to vote at the Annual Meeting. The 35,000 shares of Preferred Stock had the same voting power as 17,857,143 shares of Common Stock at the Annual Meeting. Together, the Common Stock and Preferred Stock that voted at the Annual Meeting represent 72,998,671 voting interests of shares of Common Stock, representing approximately 91.63% of the 79,659,339 total voting interests of shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Proposal 1 – Election of Class I directors. Warren G. Lichtenstein and Glen M. Kassan have each been elected to hold office until the 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified, as a result of the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren G. Lichtenstein	52,366,306	7,350,426	13,281,939
Glen M. Kassan	52,397,398	7,319,334	13,281,939

Proposal 2 – To approve, on an advisory basis, the compensation of the Company's named executive officers. Proposal 2 was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,801,426	8,864,773	50,533	13,281,939

Proposal 3 – To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the current fiscal year. Proposal 3 was approved as a result of the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,637,732	311,123	49,816	0

Proposal 4 – To approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. The Company’s Restated Certificate of Incorporation provides that any amendment to Article Seventh may only be approved by the affirmative vote of seventy-five percent (75%) of the Company’s outstanding voting stock. As the “votes for” constituted 74.73% of the Company’s outstanding voting stock entitled to notice of and to vote at the Annual Meeting, Proposal 4 did not meet the required threshold. Proposal 4 was not approved as a result of the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,533,579	136,785	46,368	13,281,939

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 26, 2019	Steel Connect, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer